Exhibit 99.1

NEWS RELEASE

For release August 5, 2005

Contact: John T. Hillman @ 310/255-4438 or 310/255-4493

ANWORTH MORTGAGE ASSET CORPORATION REPORTS

EARNINGS OF $0.17 PER SHARE FOR SECOND QUARTER OF 2005

SANTA MONICA, California – (August 5, 2005) – For the second quarter ended June 30, 2005 and based on a weighted average of 47,668,000 fully diluted shares outstanding, Anworth Mortgage Asset Corporation (NYSE: ANH) announced today unaudited net income of $7,900,000, or $0.17 net income per share available to common stockholders.

Commenting on Anworth’s operations, Lloyd McAdams, Anworth’s Chairman of the Board, President and Chief Executive Officer, stated, “During the second quarter, increases in short-term interest rates, along with the timing difference between the interest rate resetting of our mortgage assets and our financing liabilities, were almost wholly responsible for the reduction in our income for the quarter. In the future, during a period of unchanged or declining short-term interest rates, these same timing differences should positively affect our income.”

As of June 30, 2005, total assets were $8.0 billion, of which approximately 60% were related to agency MBS and 40% were related to our residential real estate loan portfolio.

Agency mortgage-backed securities held were allocated as follows: 34% agency ARMs, 62% agency hybrid ARMs, 3% agency fixed-rate mortgage-backed securities and less than 1% agency floating-rate CMOs.

At June 30, 2005, the weighted average coupon of our agency mortgage-backed securities was 4.42%, compared to 4.33% at March 31, 2005. At quarter end, the agency MBS unamortized premium was $100 million, or 2.1% of the par value. During the second quarter, the expense of amortizing the agency securities premium (based on prepayments and scheduled payments) was $10.6 million, compared to $9.15 million during the first quarter of 2005. During the quarter ended June 30, 2005, the constant prepayment rate (“CPR”) of the agency mortgage-backed securities was 31%. For the agency ARM and hybrid assets, the weighted average term to the next interest rate reset date was 23 months without regard to any prepayments.

Relative to the Company’s agency MBS portfolio at quarter end, the outstanding repurchase agreement balance was $4.3 billion with an average maturity of 142 days. The average interest rate of this repurchase agreement balance was 3.03%, compared to 2.61% during the first quarter of 2005. After adjusting for collateralized interest rate swap transactions, the average interest rate at June 30, 2005 was 3.04% with an average maturity of 242 days. For the quarter ended June 30, 2005, the yield on average agency earning assets after amortization of premium was 3.40%, while the average cost of funds was 2.93%, resulting in an interest rate spread of 0.47%.

During the second quarter of 2005, Anworth’s average equity investment in Belvedere Trust was $99 million and the investment at quarter end was $100 million. Belvedere’s average equity, including retained earnings, for the quarter was $103.7 million. At quarter end, Belvedere’s residential mortgage loans held for securitization were $34 million and securitized mortgage loans were $3.1 billion. Belvedere earned $2.5 million during the second quarter, which represents approximately a 9.7% annual return on average equity. At June 30, 2005, the average FICO score of Belvedere’s loan portfolio was 725 and the average LTV was 72%.

During the quarter ended June 30, 2005, the CPR of the mortgage-related assets held by Belvedere was 28% and the weighted average coupon on its mortgage-related assets was 4.57%. The average cost of Belvedere’s mortgage-related assets was 101.84%.

Anworth’s total stockholders’ equity at June 30, 2005 was $545 million, consisting of preferred stockholders’ equity of approximately $47 million and common stockholders’ equity of approximately $498 million. Based on approximately 48 million shares of common stock outstanding at June 30, 2005, the book value per common share was $10.37 and, after accounting for the second quarter dividend of $0.18 which was declared after quarter-end, the book value per share was $10.19 per share, which is greater than the comparable book value per common share of $9.98 on March 31, 2005.

Average common stockholders’ equity for the quarter was $490 million. The return on average common stockholders’ equity for the quarter was 6.4% on an annualized basis.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust (REIT) which invests in mortgage assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans and other real estate securities. Anworth generates income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. Through its wholly-owned subsidiary, Belvedere Trust Mortgage Corporation, Anworth also invests in high quality jumbo adjustable-rate mortgages and finances these loans though securitizations.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, increases in default rates of the mortgage loans acquired by our mortgage loan subsidiaries, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management’s ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:

Anworth Mortgage Asset Corporation

John T. Hillman

(310) 255-4438 or (310) 255-4493

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30, 2005	December 31, 2004
	(unaudited)
ASSETS
Agency mortgage-backed securities:
Agency mortgage-backed securities pledged to counterparties at fair value	$4,470,551	$4,362,779
Agency mortgage-backed securities at fair value	288,793	225,762

	4,759,344	4,588,541
Other mortgage-backed securities pledged to counterparties at fair value	71,227	63,470
Residential real estate loans	3,125,781	2,628,334
Allowance for loan losses	(1,161)	(591)
Cash and cash equivalents	1,050	3,042
Restricted cash	1,250	1,250
Interest and dividends receivable	33,724	28,141
Derivative instruments at fair value	7,689	6,399
Prepaid expenses and other	3,641	484

	$8,002,545	$7,319,070

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accrued interest payable	$34,704	$23,244
Repurchase agreements (Anworth Mortgage)	4,284,170	4,172,930
Repurchase agreements (Belvedere Trust)	527,254	544,506
Whole loan financing facilities	32,289	556,233
Mortgage-backed securities issued	2,533,712	1,494,851
Junior subordinated notes	37,380	—
Derivative instruments at fair value	1,091	2,278
Dividends payable	1,011	12,924
Accrued expenses and other	5,562	4,837

	$7,457,173	$6,811,803

Minority interest	249	231
Stockholders’ equity:
Series A cumulative preferred stock, par value $0.01 per share, liquidation preference $25.00 per share; authorized 20,000 shares; 1,876 and 1,101 shares issued and outstanding, respectively	19	11
Common stock, par value $0.01 per share; authorized 100,000 shares; 48,026 and 46,497 issued and outstanding, respectively	480	465
Additional paid-in capital	594,118	560,745
Accumulated other comprehensive loss consisting of unrealized losses	(46,613)	(42,598)
Accumulated deficit	(2,305)	(10,991)
Unearned restricted stock	(576)	(596)

	545,123	507,036

	$8,002,545	$7,319,070

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Interest income net of amortization of premium and discount	$70,847	$32,904	$137,287	$68,150
Interest expense	(59,663)	(19,346)	(108,425)	(34,286)

Net interest income	11,184	13,558	28,862	33,864

Gain on sale of securities	—	102	—	259
Net gain on derivative instruments	—	532	—	329
Expenses:
Compensation and benefits	(894)	(470)	(1,772)	(866)
Incentive compensation	(87)	(457)	(851)	(1,582)
Provision for loan losses	(273)	(32)	(570)	(32)
Other expenses	(950)	(912)	(2,071)	(1,727)

Total expenses	(2,204)	(1,871)	(5,264)	(4,207)

Income from operations before income taxes and minority interest	8,980	12,321	23,598	30,245

Income taxes	—	(28)	—	(79)
Minority interest in net income of a subsidiary	(105)	(103)	(241)	(103)

Net income	$8,875	$12,190	$23,357	$30,063

Dividend on Series A cumulative preferred stock	$(1,011)	$—	$(1,879)	$—

Net income available to common stockholders	$7,864	$12,190	$21,478	$30,063

Basic earnings per share available to common stockholders	$0.17	$0.27	$0.45	$0.68

Weighted average number of shares outstanding	47,637	45,016	47,240	44,346

Diluted earnings per share available to common stockholders	$0.17	$0.27	$0.45	$0.68

Weighted average number of diluted shares outstanding	47,668	45,101	47,274	44,463